Exhibit 16.1
GZTY CPA GROUP, LLC

February 28, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the Company’s disclosure set forth in Item 4.01 “Changes in Registrant’s Certifying Accountant” of the Company’s Current Report on Form 8-K dated February 28, 2013 (the “Current Report”) and are in agreement with the disclosure in the Current Report, insofar as it pertains to our firm.

Sincerely,

/s/ GZTY CPA GROUP LLC

GZTY CPA GROUP LLC
Metuchen, NJ 08840

52 Bridge Street
Metuchen, NJ 08840
732.662.4062
732.662.3504 (Fax)
cpa@gztycpa.com